FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	95-3551121
(State of incorporation or organization)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this Form relates: 333-167458 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares Each Representing 1/1,000 of a 6.5% Cumulative Preferred Share of Beneficial Interest, Series Q, par value $.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

ITEM 1.	Description of Registrant’s Securities to be Registered.

A description of the Depositary Shares Each Representing 1/1,000 of a 6.5% Cumulative Preferred Share of beneficial interest, Series Q, par value $.01 per share, is included on the cover page and under the section entitled “Description of Preferred Shares and Depositary Shares” beginning on page S-5 of the prospectus supplement dated April 5, 2011 to the prospectus dated June 11, 2010 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-167458) that was filed by Registrant with the Securities and Exchange Commission on April 6, 2011 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by this reference.

ITEM 2.	Exhibits.

The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

Exhibit 3.1- Articles Supplementary of 6.5% Cumulative Preferred Shares of beneficial interest, Series Q.

Exhibit 4.1- Master Deposit Agreement between the Company and Computershare Trust Company, N.A., as depositary, dated as of May 31, 2007, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 4, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PUBLIC STORAGE

By	/s/ Stephanie G. Heim
Stephanie G. Heim Vice President

Date: April 6, 2011